SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Limco-Piedmont Inc.
(Exact name of registrant as specified in its charter)

Delaware	73-1160278
(IRS Employer
(Jurisdiction of incorporation or organization)	Identification No.)

Limco-Piedmont Inc.
5304 S. Lawton Ave.
Tulsa, Oklahoma	74107
(Address of principal executive offices)	(Zip Code)

          Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered

Common stock, par value $0.01 per share	The NASDAQ Stock Market LLC

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

          Securities Act registration statement file number to which this form relates: 333-142157

          Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.                Description of Registrant’s Securities to be Registered.

          A description of the common stock, par value $0.01 per share, of Limco-Piedmont Inc. (the “Registrant”) to be registered hereunder is contained in the section entitled “Description of Common Stock” in the prospectus included in the Registrant’s Registration Statement on Form F-1, File No. 333-142157, as amended, which was initially filed with the Securities and Exchange Commission on April 16, 2007 (including any subsequent amendments thereto, the “Registration Statement”), and is incorporated herein by reference. The prospectus to be filed pursuant to Rule 424(b) following the effective date of the Registration Statement shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2.                Exhibits

          Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Limco-Piedmont Inc.

Date: July 18, 2007
	By:	/s/ Shaul Menachem
Print name: Shaul Menachem
Title: Chief Executive Officer